BFC Financial Corporation
                                  P.O. Box 5403
                         Fort Lauderdale, FL  33310-5403


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held on September 28, 1994

                                                      Fort Lauderdale, Florida
                                                      September 2, 1994

To the Stockholders of BFC Financial Corporation:

The Annual Meeting of Stockholders of BFC Financial Corporation (the "Company") will be held in the Cafeteria Room, at 1750 East Sunrise Boulevard, Fort Lauderdale, FL 33304, on September 28, 1994, at 9:00 a. m. local time for the following purposes:

      1. To elect one member to the Board of Directors for a term of three years;

     2. To amend the BFC Financial Corporation Stock Option Plan, including an increase in the number of shares issuable pursuant to the Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any matters relating or incident to the foregoing.

The foregoing matters are described in more detail in the Proxy Statement which forms a part of this Notice. Only stockholders of record at the close of business on August 25, 1994 are entitled to notice of and to vote at the Annual Meeting.

Enclosed for your review and consideration is a proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders. You are urged to read the proxy statement carefully. YOUR VOTE IS IMPORTANT.

Whether or not you expect to attend the meeting in person, please mark, sign and return the accompanying proxy card in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time prior to its exercise by giving written notice to the Secretary of the Company, by execution of a subsequent dated proxy or by personally attending and voting at the Annual Meeting. Any proxy which is not revoked will be voted at the meeting as directed in the proxy, or, where no direction is given, the proxy will be voted in accordance with the recommendations of the Board of Directors.

                                        Sincerely,

                                        /s/ Glen R. Gilbert


                                        Glen R. Gilbert
                                        Secretary

                            BFC Financial Corporation
                                  P.O. Box 5403
                         Fort Lauderdale, FL  33310-5403

                                 PROXY STATEMENT

Information Concerning the Solicitation

This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of BFC Financial Corporation to be held on Wednesday, September 28, 1994 commencing at 9:00 a.m., local time, in the Cafeteria Room, at 1750 East Sunrise Boulevard Fort Lauderdale, FL 33304, and any adjournment thereof.

The solicitation on proxies in the enclosed form is made on behalf of the Board of Directors of BFC Financial Corporation.

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by BFC Financial Corporation. BFC Financial Corporation does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of BFC Financial Corporation without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to stockholders of record at the close of business on August 25, 1994.

A stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted, by notifying the Secretary of BFC Financial Corporation in writing. In voting by proxy in regard to the election of a director to serve until the 1997 Annual Meeting of Stockholders, stockholders may vote in favor of the nominee or withhold their vote as to the nominee. In voting by proxy in regard to the amendment to the BFC Financial Corporation Stock Option Plan, stockholders may vote either for or against its adoption. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specification. If a stockholder fails to so specify, the proxy will be voted, to the extent applicable, in favor of the director nominated by the Board of Directors and FOR the adoption of the amendment to the BFC Financial Corporation Stock Option Plan. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy in accordance with their own judgment.

Stockholders' Proposals for Next Annual Meeting

Stockholders' proposals intended to be presented at the 1995 Annual Meeting must be received by BFC Financial Corporation no later than June 1, 1995, for inclusion in BFC Financial Corporation's proxy statement and form of proxy for that meeting.


Outstanding Voting Securities

Only stockholders of record of BFC Financial Corporation Common Stock, $0.01 par value per share, ("Common Stock") at the close of business on August 25, 1994 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 2,305,682 shares of Common Stock. The Common Stock constitutes the only class of capital stock of the Company presently issued and outstanding. Each shareholder is entitled to one vote for each share held. See "Quorum and Required Vote" and "Security Ownership of Certain Beneficial Owners and Management."

Quorum and Required Vote

A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for transaction of business at the Annual Meeting. The election of a director will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, votes that are withheld and broker non-votes will not affect the outcome of the election. The proposal for the approval of amendments to the BFC Financial Corporation Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes will have no effect on the vote.

Security Ownership of Certain Beneficial Owners and Management

Principal Stockholders

The following table and the notes thereto set forth certain information as to those persons known to the Board of Directors of BFC Financial Corporation to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of August 25, 1994. Unless otherwise indicated, the beneficial owners listed below have sole voting and investment power over the shares listed beside their names.

                                         Amount and Nature
  Title          Name and Address          of Beneficial    Percent
 of Class       of Beneficial Owner          Ownership      of Class
 --------   ---------------------------  -----------------  --------
Common     I.R.E. Realty Advisors, Inc.       242,221        10.2%
           1750 East Sunrise Boulevard         Direct
           Fort Lauderdale, FL  33304

Common     I.R.E. Properties, Inc.            136,666         5.7%
           1750 East Sunrise Boulevard         Direct
           Fort Lauderdale, FL  33304

           I.R.E. Realty Advisory
Common       Group, Inc.(1)                   500,000        21.0%
           1750 East Sunrise Boulevard         Direct
           Fort Lauderdale, FL  33304

Common     Alan B. Levan (2)(3)                90,398         3.8%
           1750 East Sunrise Boulevard         Direct
           Fort Lauderdale, FL  33304

Common     Florida Partners Corporation       133,314         5.6%
           1750 East Sunrise Boulevard         Direct
           Fort Lauderdale, FL  33304

Common     John E. Abdo (3)                   394,361        16.6%
           1350 N.E. 56 Street                 Direct
           Fort Lauderdale, FL  33334

Common     Dr. Herbert A. Wertheim  (4)       349,100        14.7%
           191 Leucadendra Drive               Direct
           Coral Gables, FL  33156

      (1)   BFC Financial Corporation owns 50% of I.R.E. Realty Advisory  Group,
Inc.

      (2) Alan B. Levan is the controlling and majority shareholder of I.R.E. Realty Advisors, Inc. and I.R.E. Properties, Inc. and may be deemed to be the controlling shareholder of I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation. Therefore, Mr. Levan may be deemed to be the beneficial owner of the shares of Common Stock owned by each of such entities in addition to his personal holdings of 90,398 shares of Common Stock, for an aggregate beneficial ownership of 1,102,599 shares of Common Stock (46.3%). During 1994, Mr. Levan received options to acquire 100,000 shares of Common Stock of Registrant.

      (3) On May 10, 1989, Mr. Abdo and certain members of his family (the "Abdos") were issued 353,478 shares of BFC Financial Corporation's authorized but unissued Common Stock pursuant to the terms of a Stock Purchase Agreement with BFC Financial Corporation under which the Company acquired 282,782 shares (9.17%) of BankAtlantic, owned by the Abdo family. As a result of such transaction, the Abdos beneficially owned 361,028 shares (15.7%) of the Company's outstanding Common Stock. In connection with the Stock Purchase Agreement, BFC Financial Corporation, the Abdos and Mr. Alan B. Levan, President of BFC Financial Corporation, entered into a Shareholders' Agreement dated May 10, 1989, pursuant to which, among other things, the Abdos had the right to require the Company to repurchase the shares of the Company's Common Stock which they received for the higher of the book value or the average market value (as defined) of the shares. Pursuant to the Shareholders' Agreement, BFC Financial Corporation and Mr. Levan had the right to require the Abdos to sell such shares to either of them on the same terms. In February 1994, the parties mutually agreed to terminate the above agreement.

      (4) Dr. Wertheim reported that he owns 349,100 shares of BFC Financial Corporation's Common Stock on a Schedule 13D dated June 19, 1991. The Schedule 13D indicates that the shares were acquired for private investment.

The Company knows of no other persons who beneficially own 5% or more of its outstanding Common Stock.

Common Stock Ownership of Management

Set forth in the following table and notes thereto is certain information with respect to the beneficial ownership of shares of Common Stock as of August 25, 1994 owned by each of the directors of BFC Financial Corporation and all directors and officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares listed beside their names.

                                         Amount and Nature
  Title          Name and Address          of Beneficial    Percent
 of Class       of Beneficial Owner          Ownership      of Class
 --------   ---------------------------  -----------------  --------
Common     Alan B. Levan (1)               90,398 Direct      3.9%
                                         1,012,201 Indirect  43.9%
Common     Earl Pertnoy (2)                 5,167 Direct      0.2%
Common     Carl E.B. McKenry (3)            2,334 Direct      0.1%
Common     John E. Abdo (4)                394,361 Direct    17.1%
Common     Glen R. Gilbert                  5,978 direct      0.3%

Common     All executive officers and
             directors as a group            1,510,439       65.5%

      (1) See Footnote 2 and 3 to the table under the heading "Principal Stockholders of BFC Financial Corporation".

     (2)  3,500 of such shares are held of record by Mr. Pertnoy's wife.

     (3)  667 of such shares are held of record in an IRA account.

      (4) See note 3 to the table under the heading "Principal Stockholders" with respect to the acquisition of such shares of Common Stock by the Abdos.

ELECTION OF DIRECTORS

The bylaws of BFC Financial Corporation provide that the Board of Directors shall consist of not less than three nor more than twelve members divided into three classes. The Board currently consists of four members. The term of one director expires at the Annual Meeting and it is therefore necessary to elect a director to serve for a three year term, or until his respective successor has been elected and qualified. The Board of Directors has nominated Carl E.B.
McKenry to serve as a director in the class whose term expires at the 1997 Annual Meeting of Shareholders. The nominee is currently a member of the Company's Board of Directors.

Simultaneous  with the termination of the Shareholders' Agreement  described  in note 3 under "Principal Stockholders", the Abdos and Mr. Levan agreed to vote the shares owned by each and to use their best efforts to cause and maintain the election to the Company's Board of one nominee of each.

There are no other arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director. There is no relationship between any director or officer of the Company by blood, marriage or adoption.

It is intended that the shares represented by each proxy, when properly in the form of the accompanying proxy card and timely received, will be voted for the nominee for director set forth below, or in the discretion of the proxy, for a substitute nominee designated by the Board of Directors in the event that a nominee becomes unavailable for election. See "Quorum and Required Vote.:

DIRECTORS AND NOMINEES

IDENTIFICATION OF DIRECTORS

     Name                     Age      Director Since    Term Expires
     -------------------      ---      --------------    ------------
       Alan B. Levan           49           1978              1995
       Earl Pertnoy            68           1978              1996
       Carl E.B. McKenry, Jr.  65           1981              1994
       John E. Abdo            51           1988              1996

The principal occupation and certain other information with respect to the nominee for election as director (who is presently a director) and other directors of the Company is set forth below.

NOMINEE TO SERVE THREE-YEAR TERM EXPIRING AT THE 1997 ANNUAL MEETING:

CARL E. B. McKenry, JR. is the Director of the Small Business Institute at the University of Miami in Coral Gables, Florida. He has been associated in various capacities with the University since 1955. He has been a director of BFC Financial Corporation since 1981 and is also a director of the corporate general partners of various affiliated public limited partnerships.

DIRECTORS SERVING THREE-YEAR TERMS EXPIRING AT THE 1996 ANNUAL MEETING:

EARL PERTNOY has been a real estate investor and developer for more than five years. He has been a director of BFC Financial Corporation and its predecessor companies since 1978 and is also a director of the corporate general partners of various affiliated public limited partnerships.

JOHN E. ABDO has been principally employed as President and Chief Executive Officer of Wellington Construction & Realty, Inc., a real estate development, construction and brokerage firm, for more than five years. He is Vice Chairman of the Board of BFC Financial Corporation since 1993, has been a director of BankAtlantic, A Federal Savings Bank, ("BankAtlantic") since 1984 and President of BankAtlantic Development Corporation, a wholly-owned subsidiary of BankAtlantic, since 1985. He has been Chairman of the Executive Committee of BankAtlantic since October 1985 and Vice Chairman of the Board of BankAtlantic since April 1987. In 1994, he became a director of BankAtlantic Bancorp, Inc. ("BANC"), a newly formed bank holding company and parent corporation of BankAtlantic. He is also a Director of Benihana National Corporation and Chairman of the Board of Coconut Code, Inc.

DIRECTOR SERVING THREE-YEAR TERMS EXPIRING AT THE 1995 ANNUAL MEETING:

ALAN  B.  LEVAN formed the I.R.E. Group in 1972.  Since 1978, he  has  been  the
Chairman of the Board, President, and Chief Executive Officer of BFC Financial Corporation or its predecessors. He is Chairman of the Board and President of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc., U.S. Capital Securities, Inc., and Florida Partners Corporation. He is also Chairman of the Board and Chief Executive Officer of BANC and BankAtlantic. He is an individual general partner and an officer and a director of the corporate general partners of various public limited partnerships all of which are affiliated with BFC Financial Corporation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 1993, the Board of Directors held eight (8) meetings and took no actions by unanimous written consent. No director attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors or of the committees on which such Board member served during this period.

The members of the Audit Committee are Dr. Carl E.B. McKenry, Jr. and Earl Pertnoy. The Audit Committee meets annually or as needed to consider the findings of BFC Financial Corporation's independent auditors and to evaluate policies and procedures relating to internal auditing functions and controls. The Audit Committee held four (4) meetings during the year ended December 31, 1993.

The members of the Compensation Committee are Dr. Carl E.B. McKenry, Jr. and Earl Pertnoy. The Committee was formed in 1993 to be effective January 1, 1994. The Compensation Committee did not meet in 1993. Prior to the formation of the Committee, the entire Board of Directors served in this capacity. The primary purpose of the Compensation Committee is to establish and implement compensation policy and programs for BFC Financial Corporation executives. The Compensation Committee will recommend the compensation arrangements for executive officers and directors. It will also serve as the Stock Option Committee for the purpose of determining any options to be granted under the BFC Financial Corporation Stock Option Plan.

The Board of Directors has no standing nominating committee. The Board considers persons who would be eligible or desirable for membership on the Board of Directors. Names are solicited from all directors and from management. Stockholder nominees also are considered by the Board.

COMPENSATION OF DIRECTORS

Members of the Board of Directors of the Company who are not employees of the Company receive $1,300 per month for serving on the Company's Board. Additionally, members of the Audit Committee receive a fee of $1,000 per Audit Committee meeting attended. Other than such compensation, there are no other arrangements pursuant to which any director is compensated for his services as such.

IDENTIFICATION OF EXECUTIVE OFFICERS

       Name           Age  Position
     ----------       ---  ----------------------------
      Alan B. Levan    49  President, Chairman of the Board, Director
      John E. Abdo     51  Vice Chairman of the Board, Director
      Glen R. Gilbert  49  Senior Vice President, Chief Financial
                            Officer and Secretary

All officers will serve until they resign or are replaced by the Board of Directors.

IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

The following persons are executive officers of the Company's principal subsidiary, BANC. Positions indicated are those held at BANC.

       Name              Age     Position
       ---------------   ---     ---------------------------------
      Alan B. Levan      49      Director, Chief Executive Officer
      John E. Abdo       51      Director, Vice Chairman of the Board
      Jasper Eanes       49      Executive Vice President, Chief
                                  Financial Officer
      Frank V. Grieco    50      Director, Senior Executive Vice
                                  President, Secretary
      John P. O'Neill    44      Director, President

The following persons are executive officers of BANC's wholly owned subsidiary, BankAtlantic. Positions indicated are those held at BankAtlantic.

            Name               Age        Position
            ---------------    ---        -----------------------------------
            Alan B. Levan       49        Director, Chief Executive Officer
            John E. Abdo        51        Director, Vice Chairman of the Board
            Jasper Eanes        49        Executive Vice President, Chief
                                            Financial Officer
            Frank V. Grieco     50        Director, Senior Executive Vice
                                            President
            John P. O'Neill     44        Director, President
            Lewis F. Sarrica    50        Executive Vice President
            Marcia K. Snyder    39        Executive Vice President
            Gerald S. Watson    57        Executive Vice President

FAMILY RELATIONSHIPS

None.

BUSINESS EXPERIENCE

ALAN B. LEVAN - See "ELECTION OF DIRECTORS".

GLEN R. GILBERT has been Senior Vice President of BFC Financial Corporation since January 1984. In May 1987, he was appointed Chief Financial Officer and in October 1988, was appointed Secretary. He joined the Company in November 1980 as Vice President and Chief Accountant. He has been a certified public accountant since 1970. He serves as an officer of Florida Partners Corporation and of the corporate general partners of various affiliated public limited partnerships.

The principal occupation and certain other information with respect to certain significant employees of the Company is set forth below. All named persons are executive officers of the Company's principal subsidiary, BANC or its wholly owned subsidiary, BankAtlantic. The positions indicated are those held at BankAtlantic.

ALAN B. LEVAN - See "ELECTION OF DIRECTORS".

JOHN E. ABDO - See "ELECTION OF DIRECTORS".

JASPER R. EANES joined BankAtlantic in January 1989 as Senior Vice President, Director of Internal Auditing and became Executive Vice President, Chief Financial Officer in August 1989. In 1994, became Executive Vice President, Chief Financial Officer of BANC. Prior to joining BankAtlantic, he served as Senior Vice President, Chief Financial Officer of Newport News Savings Bank, Newport News, Virginia.

FRANK V. GRIECO joined BankAtlantic in April 1991 as a Director and Senior Executive Vice President. For four years prior to joining BankAtlantic, he was the sole proprietor of a financial consulting firm. In 1994, he became a Director, Senior Executive Vice President and Secretary of BANC.

JOHN P. O'NEILL joined BankAtlantic in March 1986 as Vice President and Manager of Branch Sales and Administration. He became Senior Vice President, Community Banking in December 1986 and Executive Vice President, Retail Banking in June 1988. He was elected President in July 1991 and became a Director in August 1991, filling a vacancy on the Board. In 1994, he became a Director and President of BANK.

LEWIS F. SARRICA joined BankAtlantic in April 1986 as Senior Vice President and Senior Investment Officer. He became Executive Vice President, Chief Investment Officer in December 1986. In August 1991, he assumed responsibility for the Consumer Lending Division.

MARCIA K. SNYDER joined BankAtlantic in November 1987 as Senior Vice President, Commercial Real Estate Department Head. She became Corporate Banking Department Head in April 1989 and Executive Vice President, Commercial Lending in August 1989.

GERALD S. WATSON joined BankAtlantic in August 1989 and became Executive Vice President and Director of Operations the same month. In August 1991, he assumed the responsibility for the Management Information Systems Division. Prior to joining BankAtlantic, he was Executive Vice President - Operations at Eagle National Bank of Miami and Senior Vice President and Senior Operations Officer at First American Bank & Trust, Lake Worth, Florida.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

BFC  and  others,  including Alan B. Levan, are parties in  litigation  entitled
"Timothy J. Chelling vs. BFC Financial Corporation, Alan B. Levan, I.R.E. Series
21,  Corp.,  et al," in the U.S. District Court, Southern district  of  Florida,
Case  No.  89-1850  "John  D.  Purcell and Debra A. Purcell  vs.  BFC  Financial
Corporation, Alan B. Levan, I.R.E. Advisors Series 23 Corp., et al," in the U.S.
District court, Southern District of Florida, Case No. 89-1284; and, "William A.
Smith  and  Else M. Smith vs. BFC Financial Corporation, Alan B.  Levan,  I.R.E.
Advisors  Series 24, Corp. et al," in the U.S. District Court, Southern District
of  Florida,  Case No. 89-1605.  These actions were filed by the  plaintiffs  as class  actions  during September 1989, June 1989 and August 1989,  respectively.
The  actions arose out of an Exchange Offer made by BFC to the limited  partners of  the I.R.E. Real Estate Fund, Ltd. - Series 21, I.R.E. Real Estate Fund, Ltd.
- - -  Series 23 and I.R.E. Real Estate Fund, Ltd. - Series 24.  The plaintiffs were limited  partners  of the above named partnerships who did not  consent  to  the
Exchange  Offer.   The  Exchange  Offer was made  through  the  solicitation  of consents  pursuant to a Proxy Statement/Prospectus dated February 14,  1989  and was  approved by the holders of a majority of the limited partnership  interests
of  each  of  the  partnerships in March 1989.   Alan  B.  Levan  served  as  an
individual  general partner and was president of the corporate general  partners
of   each   of  the  partnerships.   The  plaintiffs  alleged  that  the   Proxy
Statement/Prospectus  contained  material  misstatements  and  omissions,   that
defendants  violated federal securities laws in connection with  the  Offer  and
Exchange,  that the Exchange breached the respective Limited Partners  Agreement and  that  the  defendants violated the Florida Limited Partnership  statute  in
effectuating  the  Exchange.   The complaint also  alleged  that  the  defendant
general partners violated their fiduciary duties to the plaintiffs.

The court granted summary judgment in favor of BFC, Mr. Levan and the other defendants, ruling that the Exchange Offer did not violate the partnership agreements of the Florida partnership statue. In July 1992, the court granted an additional summary judgment in favor of the defendants and dismissed the plaintiffs' claims for breach of fiduciary duty. Subsequently, the court entered summary judgment or dismissals in favor of the defendants on all claims of misinterpretations or omissions except with respect to the statement in the Proxy Statement/Prospectus to the effect that BFC, Alan Levan and the corporate general partners believed the Exchange transaction was fair. That issue was tried in December 1992, and the jury returned a verdict in favor of the plaintiffs in the amount of $8 million but extinguished approximately $16 million of debentures held by the plaintiffs. BFC and Mr. Levan do not believe that the verdict was supported by the evidence at trial and appealed the verdict. In July 1994, a settlement was reached between the parties, subject to approval by the Courts in September 1994, whereby this litigation would be settled for approximately the amounts indicated above and the litigation would be dismissed with prejudice. If the settlement is approved and consummated, BFC Financial Corporation will record a pre-tax gain of approximately $6 million.

EXECUTIVE COMPENSATION

The following table and the notes thereto set forth information with respect to annual compensation paid by the Company and its subsidiaries, excluding BankAtlantic, for services rendered in all capacities during the year ended December 31, 1993 to each of the executive officers of the Company as well as total annual compensation paid to each of those individuals for the prior two years.

                            SUMMARY COMPENSATION TABLE

                                       Annual Compensation        Long-Term
Name and                              ------------------------    Incentive
Principal Position           Year      Salary    Bonus    Other      Plan
- - -------------------------  --------   --------  -------- --------  --------
Alan B. Levan (1)
  Chairman of the Board,     1993   $   301,154   11,538   46,394       431
  President and Chief        1992       302,307        -                448
  Executive Officer          1991       563,940        -                374

Glen R. Gilbert
  Senior Vice President,     1993       191,164    7,320                431
  Chief Financial Officer    1992       188,165        -                448
  and Secretary              1991       182,459   34,600                374

      (1) Excludes salary and bonuses, respectively, paid by the Company's principal subsidiary, BankAtlantic, in the amount of $263,853 and $101,517 for 1993, $259,614 and $14,274 for 1992 and $315,267 and $0 for 1991.

The foregoing table includes only executive officers of the Company and does not include executive officers of the Company's principal subsidiary, BANC or BankAtlantic. Executive officers of BANC and BankAtlantic do not have significant executive responsibilities with respect to key policy decisions of the Company.

OPTIONS/SAR GRANTS TABLE

No options were granted during 1993 to the above named executive officers. The Company does not currently grant stock appreciation rights.

STOCK OPTION PLAN

On November 19, 1993, BFC Financial Corporation's stockholders approved a Stock Option Plan under which options to purchase up to 250,000 shares of common stock may be granted. The plan provided for the grant of both incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualifying options not intended to meet the requirements of
Section 422 of the Internal Revenue Code. The Plan is administered by a committee of the Board of Directors which, subject to the terms of the Plan, determines to whom grants are made and the vesting, timing and amounts of such grants. On November 22, 1993, in accordance with the terms of the Stock Option Plan, non-qualifying stock options for 5,000 shares of common stock were granted to each of the non-employee directors. The options were issued at $4.50 per share, the fair market value at the date of grant. No other options were granted during 1993.

During 1994, options to purchase 215,000 shares of the Company's Common Stock were issued at exercise prices ranging from $4.50 to $4.95 per share (in each case equal to or in excess of the fair market value of the Common Stock as of the dates of grant). The following table indicates options outstanding and exercisable as of July 31, 1994 under the Plan.

                                Options
                    Options    Currently
Name              Outstanding Exercisable
- - ----------------  ----------- -----------
Alan B. Levan         100,000      33,333
Earl Pertnoy            5,000       1,666
Carl E.B. McKenry       5,000       1,666
John E. Abdo          100,000      33,333
Glen R. Gilbert        15,000       5,000

The Company's subsidiary, BANC maintains a Key Employee's Stock Option Plan pursuant to which key employees of BANC and its subsidiaries are eligible to receive grants of options of BANC common stock. Other than Alan B. Levan and John E. Abdo, none of the officers, directors or employees of the Company participate in the Key Employee's Stock Option Plan.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS TABLE

PROFIT SHARING PLAN

The Company has made available a profit-sharing plan to all employees (other than employees BANC or its subsidiaries) who meet certain minimum requirements. The Company is not required to make any contribution and the amount of the Company's contribution is determined each year by the Board of Directors. It requires a uniform allocation to each employee of 0% to 15% of compensation (maximum compensation considered is $50,000). Vesting is in increments over a 7-year period to 100%. Alan B. Levan and Glen R. Gilbert are 100% vested in the amount indicated below as "Threshold, Target and Maximum".

                           Performance
                Amount of    Period     Threshold,
                Award in      Until       Target
     Name         1993       Payment    and Maximum
 -------------  --------   -----------  -----------
Alan B. Levan     $   431     1993        $  56,279
Glen R. Gilbert       431     1993           44,438

BANKATLANTIC BONUS PLAN

Subject to receipt of required regulatory approval, BankAtlantic had in previous years agreed to pay its executives long term compensation. Such deferred compensation was generally equal to $100,000 on the fifth and tenth anniversary of an established date relating to the individual's election to an executive position and $50,000 a year beginning on the eleventh anniversary and ending on the twentieth anniversary or age 65, whichever occurred first. John E. Abdo had a similar plan except his deferred compensation was equal to $25,000 on the fifth and tenth anniversary, and $12,500 a year beginning on the eleventh anniversary and ending on the twentieth anniversary or age 65, whichever occurs first. Such compensation was payable only if their employment continued through the relevant anniversary date and such agreement did not obligate BankAtlantic to employ any of these individuals during the periods giving rise to the payment. This plan was terminated on June 30, 1993. No payments were made to Mr. Levan or Mr. Abdo upon termination of the plan, but, Mr. Levan and Mr. Abdo received bonuses from BankAtlantic of $100,000 and $25,000, respectively, based on 1993 performance.

DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

BANKATLANTIC RETIREMENT PLAN

BankAtlantic maintains a qualified noncontributory defined benefit pension plan for all of its employees (the "Pension Plan"). The Pension Plan is administered by a Retirement Sub-Committee of the Benefits Committee appointed by the Board of Directors of BankAtlantic. When an employee is hired by BankAtlantic, the employee becomes eligible to participate in the pension plan when the employee has completed 1,000 hours of service at December 31 and is at least 21 years old.

The pension plan provides in general for monthly payments to or on behalf of each covered employee upon such employee's retirement (with provisions for early or postponed retirement), death or disability. The amount of the monthly payments  is  based  generally  upon  the  employee's  average  regular  monthly compensation from BankAtlantic for the highest consecutive five years of the last ten years prior to retirement, death or disability, and upon such employee's years of service with BankAtlantic. Benefits under the pension plan vest fully upon completion of five years of service. Benefits are payable on a basis of ten-year certain and life thereafter. The benefits are not subject to any deduction for Social Security or other offset amounts. At December 31, 1992, both Mr. Levan and Mr. Abdo were fully vested under the Pension Plan.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of services.

                       Estimated Annual Benefits

 Average Annual             Years of Credited Service
Compensation             --------------------------------------
 at Retirement      5 Years 10 Years 20 Years  30 Years    40 Years
- - --------------     --------  ------- --------  --------    --------
  $ 40,000            3,380    6,760   13,520    20,280      27,160
    80,000            6,880   13,760   27,520    41,280      55,160
   120,000           10,380   20,760   41,520    62,280      83,160
   160,000           13,880   27,760   55,520    83,280     111,160
   200,000           17,380   34,760   69,520   104,280     118,800 *
   240,000           20,880   41,760   83,520   118,800 *   118,800 *
   280,000           24,380   48,760   97,520   118,800 *   118,800 *
~~~~~~~~~~~~~~~~~~
*Current maximum benefit permissible prior to enactment of OBRA. OBRA includes a provision which now limits an employee's compensation that may be taken into account in determining the employee's benefit under the Pension Plan to $150,000 per year. The Pension Plan will be amended to reflect this provision.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

BFC Financial Corporation's Board of Directors served as the Compensation Committee for BFC Financial Corporation during 1993. During 1993, there were no increases in base salaries for executive officers including the CEO. Mr. Levan and Mr. Abdo serve on the Board of Directors and as such would have participated in decisions by BFC Financial Corporation's Board of Directors regarding compensation of its executives.

Additionally, Alan B. Levan and John E. Abdo serve as directors of BankAtlantic. Mr. Levan is Chief Executive Officer and Chairman of the Board of Directors of BankAtlantic and Mr. Abdo is Vice Chairman of BankAtlantic's Board of Directors. Prior to 1993, BankAtlantic's Board of Directors served as the Compensation Committee for BankAtlantic and Mr. Levan and Mr. Abdo participated in decisions by BankAtlantic's Board of Directors regarding compensation of its executives.

       STOCK PERFORMANCE GRAPH AND COMPENSATION COMMITTEE REPORT

Notwithstanding contrary statements set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, the Stock Performance Graph and the Compensation Committee Report set forth below shall not be incorporated by reference into such filings.

STOCK PERFORMANCE GRAPH

The following graph provides an indicator of cumulative total stockholder returns for the Company as compared with the Total Return Index for the NASDAQ Stock Market (U.S. companies) and Total Return Index for the NASDAQ Financial
Stocks:

                        FIVE YEAR PERFORMANCE COMPARISON

                                  12/31/88    1989   1990   1991   1992   1993
                                  --------   -----  -----  -----  -----  -----
BFC Financial Corporation                100    116     29     14     42     95
NASDAQ Stock Market                      100    121    103    165    192    219
NASDAQ Financial Stocks                  100    115     88    136    195    226

*Assumes $100 invested on January 1, 1989 with all dividends reinvested.


COMPENSATION COMMITTEE REPORT

The entire Board of Directors acting as a Compensation Committee has provided the following Report:

EXECUTIVE MANAGEMENT COMPENSATION

GENERAL - A new Compensation Committee of the Board of Directors (the "Committee") was formed effective January 1, 1994 which is composed entirely of outside directors. The entire Board of Directors acted as the Compensation Committee for 1993. The primary focus of the Committee is to develop and implement compensation policies, plans and programs relating to compensation of BFC Financial Corporation's executive group.

EXECUTIVE OFFICER COMPENSATION - The Committee believes that executive compensation levels in 1993 were substantially within market ranges for comparable positions at financial institution holding companies comparable in size to BFC Financial Corporation. During 1991, the CEO took an annual salary reduction equal to 49% of his pay, reducing his compensation to $300,000. During 1992 and 1993, none of the executive officers received any salary increases, other than a bonus equivalent to two weeks salary that was paid to all employees in lieu of a salary increase.

EXECUTIVE COMPENSATION POLICY - BFC Financial Corporation's overall compensation philosophy is to attract and retain quality personnel, which is critical to both the short-term and long-term success of BFC Financial Corporation.

BASE COMPENSATION - BFC Financial Corporation's approach to base compensation is to offer competitive salaries in comparison to market practices. During 1993 base salaries for all executives, including the CEO, were frozen at 1992 levels as a part of BFC Financial Corporation's efforts to reduce expenses.

In setting base compensation, market compensation levels and trends in the labor market are observed. Market information is used as a frame of reference for annual salary adjustments.

STOCK OPTIONS - During 1993 stockholders approved the BFC Financial Corporation Stock Option Plan. The only options issued during 1993 related to the automatic grant of options to the non-employee directors in connection with the approval of the stock option plan. During 1994, stock options were granted to executive officers. All of the stock options granted were granted with an exercise price equal to at least 100% of the market value of BFC Financial Corporation Common Stock on the date of the grant. As such, the stock options will only have value if the value of BFC Financial Corporation Common Stock increases. The granting of options is totally discretionary and options are awarded based on an assessment of an employee's contribution to the success and growth of the Company. Grants of stock options to executive officers are generally made upon the recommendation of the chief executive officer based on the level of an executive's position with the Company, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Committee believes that providing executives with opportunities to acquire an interest in the growth and prosperity of BFC Financial Corporation through the grant of stock options will enable BFC Financial Corporation to attract and retain qualified and experienced executive officers. The Committee believes that dependence on stock options for a portion of executive compensation more closely aligns the executives' interests with those of BFC Financial Corporation stockholders, since the ultimate value of such compensation is directly dependent on the stock price.

CEO COMPENSATION - The Committee reviews and fixes the base salary of the Chief Executive Officer based on the factors described above with respect to all executive officers as well as the Committee's assessment of past performance and its expectation as to future contributions in leading BFC Financial Corporation. In 1991, as part of BFC Financial Corporation's efforts to reduce expenses, Mr. Levan took a salary reduction of $288,500 or 49% of his then existing salary and he participated in a base salary freeze at the reduced 1991 levels during 1992 and 1993.

1993 OBRA - EXECUTIVE COMPENSATION TAX DEDUCTIBILITY. The Omnibus Budget Reduction Act ("OBRA") of 1993 included a provision which eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the executives who appear in the Summary Compensation Table, subject to several statutory exceptions. The Committee is studying this issue and following developments relating to the promulgation of applicable regulations. However, based on the proposed regulations and transition rules, the Committee does not anticipate additional tax exposure based on BFC Financial Corporation's executive compensation program.

The above report was submitted by Alan B. Levan, John E. Abdo, Earl Pertnoy and Carl E.B. McKenry.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

During the year ended December 31, 1993, the Company provided the following services for and received reimbursements from the entity indicated, for the amounts indicated:

                                                          Amount of Fee
                                                           or Payment
Name and Relationship to the Company     Transaction       or Accrual
- - ------------------------------------   ----------------   -------------
I.R.E Pension Investors, Ltd.        Property management    $    64,170
 (Managing General Partner is        Administrative and
  subsidiary of the Company)          accounting services        63,987

CERTAIN BUSINESS RELATIONSHIPS

Alan B. Levan, the President and a director of the Company, is also President and a director of I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation. Mr. Levan is also Chairman of the Board and Chief Executive Officer of BANC and BankAtlantic. Mr. Levan is also a shareholder of I.R.E. Properties, Inc. and may be deemed to be a controlling shareholder of the Company. Mr. Levan, Earl Pertnoy and Carl McKenry serve on the Board of Directors of the managing general partners of certain affiliated public limited partnerships. John E. Abdo, a director and Vice Chairman of the Board of the Company is Vice Chairman of the Board of BANC and BankAtlantic.

Management believes that all transactions between the Company and its affiliates were on terms at least as favorable as could have been obtained from unaffiliated third parties.

INDEBTEDNESS OF MANAGEMENT

BankAtlantic, in the ordinary course of its business, makes home improvement, mortgage and other installment loans to its employees, officers and directors. These loans are made pursuant to normal lending criteria and in BankAtlantic management's judgment, do not involve more than the normal risk of collectability or present any other unfavorable features. Employees, officers and directors of BankAtlantic previously received a preferential interest rate on home mortgage loans. BankAtlantic's current policy with respect to mortgages made to employees is to charge current market rates and reduce the points by 1/2 of 1%. BankAtlantic's current policy with respect to employee installment loans provides that the interest rate on installment loans is equal to the current market rate applicable to the particular loan less 1%. This rate remains in effect after any termination of employment. Effective May 31, 1990, executive officers and directors have not been entitled to reduced rates on any new loans granted. None of the executive officers or directors of the Company have been indebted to BankAtlantic or to the Company for an amount exceeding $60,000 at any time within the past fiscal year.

                      STOCKHOLDER APPROVAL OF AMENDMENT TO
                   BFC FINANCIAL CORPORATION STOCK OPTION PLAN

DESCRIPTION OF THE BFC FINANCIAL CORPORATION STOCK OPTION PLAN

The BFC Financial Corporation Stock Option Plan (the "Plan") was established by the Company in 1993 to provide the Company with an effective means to compensate and motivate employees of the Company. The Plan is designed to comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934, and was adopted in its current form by the stockholders of the Company in November 1993.

SHARES SUBJECT TO THE PLAN

A maximum of 250,000 shares of Common Stock were issuable under the Plan, and as of July 31, 1994, 25,000 shares remained available for issuance under the Plan. Additional shares may become available for issuance under the Plan, however, to the extent any granted stock options expire or become unexercisable for any reason without having been exercised in full.

ADMINISTRATION

The Plan provides that it will be administered by a Committee appointed by the Board of Directors of the Company. The Committee shall consist of not less than two members of the Board of Directors, each of whom will be a disinterested person as defined in Rule 16b-3. The Committee has the authority, in its discretion to (i) select grantees, (ii) determine the nature, amount, time and manner of issuance of awards made under the Plan and the terms and conditions applicable thereto, (iii) interpret the Plan and (iv) make all other determinations deemed necessary or advisable for the administration of the Plan. Messrs. McKenry and Pertnoy serve as the Committee for administration of the Plan.

PARTICIPATION

Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees as well as Directors, independent contractors and agents, as determined by the Committee. Any person who has been granted an option may, if he is otherwise eligible, be granted an additional option or options.

OPTIONS

Stock options will be exercisable at such time following the date of grant as may be determined by the Committee administering the Plan. The option price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. In order to exercise an option, in whole or in part, the grantee must give written notice to the Company's Secretary accompanied by full payment in cash, check, promissory note or, if the grantee elects, with the approval of the Committee, in shares of Common Stock having a fair market value on the date of exercise equal to the purchase price, or a combination of the foregoing. As noted above, the Plan provides for the delivery of shares of already owned Common Stock as payment of the option price. Accordingly, if the shares owned by an option holder have a market value greater than the exercise price of the option, the owner may exchange the shares held by him for a larger number of lower priced option shares by applying the market value determined by the Committee of the shares owned by him towards payment of the option price.

Stock options shall in all cases terminate and will not be exercisable after the expiration of the term of the option and may, except in certain circumstances, only be exercised if the grantee at the time of exercise is an employee of the Company or a subsidiary. In the case of termination, the option shall be exercisable for a period of thirty days unless termination is as a consequence of physical or mental disability in which case the option may be exercised for a period of up to twelve months after termination. Further, in the event of an employee's death, the option may be exercised for twelve months following termination of employment. If death occurs within thirty days following termination, the option may be exercised for up to three months following death. The Plan states that the Committee may provide for the immediate exercise of any unvested stock options in the event of a tender offer or exchange offer for the Company's Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

Incentive  Stock  Options.   The  grant of an  incentive  stock  option  has  no
immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option generally has no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon sale and the exercise price of shares. In such a case, the Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If, however, an optionee disposes of the shares prior to the expiration of the required holding period, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction if applicable withholding requirements are satisfied. The required holding period is two years from the date of grant and one year after the date of issuance of the shares. The tax basis of the shares received upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, included in gross income as compensation income.

Non-qualified options. The grant of non-qualified stock options has no immediate tax consequences to the optionee or the Company. Upon the exercise of the non-qualified stock option, the optionee recognizes ordinary income in the amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction if applicable withholding requirements are satisfied. The optionee's tax basis in the shares will be equal to the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares and assuming the shares are held as capital assets.

OPTIONS GRANTED UNDER THE PLAN

As of July 30, 1994, options to purchase 225,000 shares of Common Stock were outstanding and exercisable at exercise prices ranging from $4.50 per share to $4.95 per share (in each case equal to or in excess of the fair market value of the Common Stock as of the dates of grant). As of July 31, 1994, 25,000 shares of Common Stock remained eligible for grant under the Plan. As of July 29, 1994, the market value of the Common Stock was $1.75 bid, $3.75 asked, as reported by the National Quotation Bureau, Incorporated.

The table below indicates, as of July 31, 1994, the aggregate number of options granted under the Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.

Name of Individual        Position with           Options      Options
     or Group       BFC Financial Corporation     Granted    Outstanding
- - ------------------  -------------------------   -----------  -----------
John E. Abdo       Director, Vice Chairman           100,000      100,000
                    of the Board
Glen R. Gilbert    Senior Vice President, Chief       15,000       15,000
                   Financial Officer, Secretary
Alan B. Levan      President, Chairman of the        100,000      100,000
                    Board, Director
Carl E.B. McKenry  Director                            5,000        5,000
Earl Pertnoy       Director                            5,000        5,000
- - --------
 All current executive officers                      215,000      215,000
 All current directors who
  are not executive officers                          10,000       10,000
 All employees, other than
  executive officers                                       0            0

AMENDMENTS TO THE PLAN

On August 2, 1994, the Board of Directors unanimously approved, subject to the approval of the Company's stockholders, amendments to the Plan (I) to increase the number of shares issuable pursuant to the Plan from 250,000 shares to 500,000 shares and (ii) to attempt to ensure that the Plan meets the requirements for deductibility under the Internal Revenue Code. A copy of the entire text of BFC Financial Corporation's Stock Option Plan, marked to indicate the proposed revisions to the Plan, is attached to this Proxy Statement as Exhibit A. The foregoing summary of the Plan and principal provisions of the Proposed amendments are subject in all respects to the attached full text of the proposed revised Plan.

The purpose of increasing the number of shares available for issuance under the Plan is to ensure that the Company will continue to be able to grant options as incentives to and compensation for those individuals upon whose efforts the Company relies for the continued success and development of its business. The purpose of the other proposed amendment to the Plan is to comply with the requirements for deductibility under the Internal Revenue Code.

The Internal Revenue Service (the "IRS") recently issued proposed regulations providing guidance with respect to new Internal Revenue Code Section 162 (m), which generally places limitations on the deduction a publicly held corporation may take for compensation paid to its Chief Executive Officer and each of the four other most highly compensated executive officers (a "Covered Officer"). The proposed regulations, among other things, set forth the requirements that must be satisfied for compensation to be treated as "performance-based" and therefore outside the limitations. Under the proposed regulations, compensation attributable to a stock option will generally be deemed to satisfy the applicable performance based requirements if: (i) the grant is made by a compensation committee comprised solely of two or more "outside directors", (ii) the plan under which the grant is made includes a per-employee limit on the number of shares with respect to which options may be granted during a specified period, and (iii) the amount of compensation the employee could receive pursuant to the terms of the option is based solely on an increase in the value of the stock after the date of the grant (i.e., the exercise price is equal to or exceeds the fair market value of the underlying stock as of the date of the grant). An "outside director" is a director who (i) is not a current employee,
(ii) is not a former employee who receives compensation for prior services during the taxable year, (iii) has not been an officer of the Company and (iv) does not receive remuneration, either directly or indirectly, in any capacity other than as a director.

The Plan, as currently in effect, does not limit the number of non-qualified stock options which may be issued to an employee. Additionally, while the Plan provides that it be administered by a committee comprised of not less than two members of the Board of Directors, each of whom must be a disinterested person as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it does not incorporate the definition of an "outside director" which may be more restrictive in that it also requires that no remuneration be received by the director from the Company, directly or indirectly, in any capacity other than as a director. The proposed amendments to the Plan will limit the number of stock options which may be granted to any individual employee in any given year to options covering not more than 100,000 shares of Company Common Stock and require that the Committee be comprised solely of two or more members of the Board of Directors, each of whom must be a "disinterested person" as defined for purposes of Internal Revenue Code Section 162(m). By adopting these revisions, the Board believes that options granted under the Plan should satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code.

GENERAL

The affirmative vote of a majority of the shares, represented in person or by proxy, cast at the Annual Stockholders' Meeting is required to approve the proposal to amend the Plan. The Board of Directors believes that the Company's interests will be served by adopting the proposed amendments to the Plan, including the proposal to increase the number of shares available for issuance under the Plan. To remain competitive in attracting and retaining qualified employees and to continue to provide such employees proper motivation and incentives, the Board of Directors believes that the proposed amendments should be approved. Additionally, loss of the federal income tax deduction for any compensation in excess of $1 million paid to any of the Covered Officers, attributable to stock options, would result in a higher income tax liability for the Company and a resulting decrease in after-tax earnings.

The Board of Directors recommends that stockholders vote FOR the proposal. Unless a contrary direction is given, the persons named as proxy-holders intend to vote FOR the proposal to amend the Plan.


                                   OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed Proxy shall have discretionary authority to vote all shares represented by valid proxies with respect to such matter in accordance with their judgment.

APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has reappointed KPMG Peat Marwick as independent auditors to audit the financial statements of BFC Financial Corporation for the current fiscal year.

Representatives of the firm of KPMG Peat Marwick are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


            * * * * * * * * * * * * * * * * * * * * * * * * * * *


                              By Order of the Board of Directors


                              /s/ Glen R. Gilbert

                              Glen R. Gilbert
                              Secretary

September 2, 1994


A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO GLEN R. GILBERT, SECRETARY, BFC FINANCIAL CORPORATION, P.O. Box 5403, Fort Lauderdale, FL 33310-5403.

         MARKED TO INDICATE CHANGES IF THE PROPOSED AMENDMENT IS ADOPTED
                     DELETED TEXT IS ENCLOSED BY ['S AND ]'S
                      ADDED TEXT IS ENCLOSED BY <'S AND >'S

                                    EXHIBIT A


                   BFC FINANCIAL CORPORATION STOCK OPTION PLAN


1. PURPOSES. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options", as defined in section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options", at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the written option agreement.

2. DEFINITIONS. As used herein, the following definitions shall apply:

     <(a) "Code" shall mean the Internal Revenue Code of 1986, as amended.>

      (b) "Common Stock" shall mean the Common Stock of the Company (see Section 9 below).

     (c) "Company" shall mean BFC Financial Corporation, a Florida corporation.

      (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

      (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee.

      (f) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

      (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (h) "Incentive Stock Option" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the [Internal Revenue] Code [of 1986, as amended].

      (i) "Nonqualified Stock Option" shall mean a stock option not intended to qualify as an Incentive Stock Option.

     (j) "Option" shall mean a stock option granted pursuant to the Plan.

     (k) "Optioned Stock" shall mean the Common Stock subject to an Option.

      (l) "Optionee" shall mean an Employee or other person who receives an Option.

      (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the [Internal Revenue] Code [of 1986, as amended].

      (n) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

      (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with section 12 of the plan.

      (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the [Internal Revenue] Code [of 1986, as amended].

3. STOCK. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is
<Five  Hundred Thousand (500,000)> [Two Hundred Fifty Thousand (250,000)] shares of authorized, but unissued, or reserved $.01 par value Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4. ADMINISTRATION.

      (a) Procedure. The Plan shall be administered by a Committee appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom will be a "disinterested person" as defined in Rule 16b-3 <and an "outside director" as defined for purposes of Section 162(m) of the Code>. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less that two (2) members of the Board of Directors administer the plan, and provided, further, that all members of the Committee must be "disinterested persons" as defined in Rule 16b-3 <and an "outside director" as defined for purposes of Section 162(m) of the Code>.

      (b) Powers of the Committee. Subject to the provisions of the Plan, including, without limitation, Section 6 of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the [Internal Revenue] Code [of 1986, as amended], or to grant Nonqualified Stock Options;(ii) to determine, upon review of relevant information and in accordance with Section 9(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with section 9(a) of the Plan; (iv) to determine the persons whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

      (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as Directors (in accordance with the provisions of Section 6 of the Plan), independent contractors and agents, as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. <Subject to the provisions of Section 12 of the Plan, the maximum number of shares with respect to which options may be granted under the Plan to any employee in any calendar year is 100,000 shares.>

No Incentive Stock Option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the Shares with respect to which such Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any Parent and Subsidiary) shall exceed one hundred thousand dollars ($100,000).

The plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment at any time.

6. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Each person who is a non Employee director of the Company on the day following the 1993 Annual Meeting of Stockholders of the Company shall automatically receive on such date an Option to acquire 5,000 Shares of the Company's Common Stock. The number of Shares subject to the Options to be granted under this Section 6, shall be adjusted in the event of a stock split or payment of a stock dividend in accordance with the provisions of Section 12 of the Plan as if such Options were outstanding on the record date with respect to such events, provided, however, that such adjustment shall not be applicable to any stock split or stock dividend declared or recommended by the Board of Directors of the Company at or prior to the 1993 Annual Meeting of Stockholders of the Company. The per Share exercise price for the Shares to be issued pursuant to options granted under this Section 6 shall be as set forth in Section 9 (a)(ii) of the Plan. The foregoing formula may not be amended more than once every six months other than to comport with changes in the [Internal Revenue] Code [of 1986, as amended], or the rules thereunder. Non Employee directors shall have the right, if they so wish, to decline receipt of any options to be granted under this Section 6 of the Plan.

7.  TERM  OF PLAN. The Plan shall become effective upon the earlier to occur  of
(i) its adoption by the Board of Directors, or (ii) its approval by shareholders as per Section 18 of the Plan. The Plan shall continue in effect until December 31, 2004 unless sooner terminated under Section 14 of the Plan.

8. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term may be provided in the stock option agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's stock option agreement.

9. EXERCISE PRICE AND CONSIDERATION.

      (a)  Price.   The  per Share exercise price for the Shares  to  be  issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

     (i) In the case of an Incentive Stock Option which is

          (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

         (B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

      (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 6 of the Plan, shall be equal to one hundred percent (100%) of the fair market value per Share on the date of the grant.

      (b) Determination of Fair Market Value. The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices or, if applicable, the closing price of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation [NASDAQ] System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

     (c) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Florida Law.

10. EXERCISE OF OPTION.

      (a)  Procedure  for Exercise; Rights as a Shareholder. Any option  granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9 (c) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

      (b) Termination of Status as an Employee. If any Employee ceases to serve as an Employee, he may, but only within thirty (30) days (or such other period of time not exceeding three(3) months as is determined by the Committee) after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it as of the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

      (c) Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the [Internal Revenue] Code [of 1986, as amended]), he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.


     (d) Death of Optionee. In the event of the death of an Optionee:

      (i) during the term of the Option who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

      (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest of inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee or the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee or the Board of Directors of the Company. The Committee or the Board of Directors of the Company may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors of the Company and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

13.  TIME  FOR GRANTING OPTIONS. The date of grant of an Option shall,  for  all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

14. AMENDMENT AND TERMINATION OF THE PLAN.

      (a) Committee Action; Stockholders' Approval. Subject to the limitations set forth in Section 6 of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote: (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan; (ii) any change in the designation of the class of persons eligible to be granted options;
<(iii)  any  increase  in the maximum number of shares  with  respect  to  which options may be granted to an Employee;> or (iv) any material increase in the benefits accruing to participants under the Plan.

      (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 14(a) of the Plan is made, such shareholder approval shall be solicited as described in Section 18 of the Plan.

      (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

17. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board of Directors of the Company or the Committee shall approve.

18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be; (1) solicited substantially in accordance with Section 14(a) of the
Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished. If such shareholder approval is obtained by written consent in the absence of a Shareholders' Meeting, it must be obtained by the written consent of all shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

19. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

20. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors of the Company or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the [Internal Revenue] Code [of 1986, as amended].

21. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

23. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

24. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

25. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

26. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

<Dated:  September 28, 1994>